UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):  January 3, 2012

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Center Drive, Suite 210, Dunwoody, GA	30338
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENTOF PRINCIPAL OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

Effective January 3, 2012, James A. Doran was appointed by NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), to serve as its Chief Financial Officer and Corporate Secretary.

Mr. Doran brings a wealth of experience from a career spanning thirteen (13) years as an executive officer for both public and privately-held companies, combined with over twenty (20) years of diverse public accounting experience. From 2008 to 2011, Mr. Doran was responsible for all financial and administrative services at Pico-Tesla Magnetic Therapies, LLC, an entrepreneurial R&D-stage medical device company. From 1999 to 2008 Mr. Doran spent nine (9) years as Chief Accounting Officer, Corporate Controller and Secretary at Suntron Corporation, a publicly-traded high-tech contract manufacturer. Prior to 1999, and during his career in public accounting, Mr. Doran specialized in auditing publicly-held companies in his capacity as a senior manager and/or partner with the Denver offices of Hein & Associates LLP, Williams, Richey & Co., P.C., Coopers & Lybrand, and McGladrey & Pullen. Mr. Doran received his B.S. in Business with a concentration in Accounting from Clarion University of Pennsylvania in 1977.

Mr. Doran, age 56, has no family relationship with any other officer or director of the Company. The Company has not entered into or modified any existing agreements with Mr. Doran in connection with this appointment. With respect to the Company, Mr. Doran has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

In connection with Mr. Doran’s appointment, Mr. Robert Thomson, named in July 2011 as Interim Chief Financial Officer, will return to his role as Corporate Controller, working closely with Mr. Doran.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 99.1	Press Release dated January 5, 2012	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ James A. Doran
	Name:	James A. Doran
	Its:	Chief Financial Officer